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                                                                   EXHIBIT 23.10

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this post effective amendment No. 1 on Form S-3 to the previously filed registration statement on Form S-4 (Registration No. 333-91577) of our report dated April 8, 1999 on the financial statements of Data Base, Inc. and Affiliate for the periods ended December 31, 1996, 1997 and 1998, included in Iron Mountain Incorporated's, a Delaware corporation, Current Report on Form 8-K filed with the Securities and Exchange Commission on April 16, 1999 and to the reference to us under the heading "Experts" in this included registration statement.

                                                            /s/ Moss Adams LLP

Seattle, Washington
January 28, 2000